The following is a free writing prospectus. The information in this free writing prospectus is preliminary and is subject to change.

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                                                       FREE WRITING PROSPECTUS
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                                                     MortgageIT Securities Corp.

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                                                          $[1,794,359,000]
                                                            (Approximate)
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                                                       MortgageIT Trust 2007-1
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                                                     MortgageIT Securities Corp.
                                                             (Depositor)
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                                   MortgageIT Securities Corp. Mortgage Loan Trust, Series 2007-1
                                                          (Issuing Entity)
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                                                        Deutsche Bank [LOGO]

                                                            May [9], 2007

The depositor has filed a registration  statement  (including a prospectus) with the SEC for the offering to which this free writing prospectus  relates.  Before you invest,  you should read the  prospectus in that  registration  statement  and other  documents the depositor or the issuing entity has filed with the SEC for more complete information about the issuing entity and this offering. You may get these  documents for free by visiting  EDGAR on the SEC Web site at  www.sec.gov.  Alternatively,  the issuing  entity,  any underwriter  or any dealer  participating  in the  offering  will  arrange to send you the  prospectus  if you request it by calling
Deutsche Bank toll-free at 1-800-503-4611.  This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.  The information in this free writing prospectus is preliminary and is subject to change.  The  information in this free writing  prospectus,  if conveyed  prior to the time of your  commitment to purchase,  supersedes  information  contained in any prior similar free writing prospectus  relating to these securities.  THIS FREE
WRITING  PROSPECTUS  IS NOT AN OFFER TO SELL OR A  SOLICITATION  OF AN OFFER TO BUY THESE  SECURITIES IN ANY STATE WHERE SUCH OFFER,
SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

------------------------------------------------------------------------------------------------------------------------------------
MortgageIT Securities Corp.                                                                                     Deutsche Bank [LOGO]
Mortgage Loan Trust, Series 2007-1
------------------------------------------------------------------------------------------------------------------------------------

                                                                                                             Free Writing Prospectus
                                                                                                          Filed Pursuant to Rule 433
                                                                                              Registration Statement No.: 333-131600

The analysis in this report is based on information provided by MortgageIT  Securities Corp. (the "Depositor").  Investors are urged to read the base prospectus and the prospectus  supplement and other relevant documents filed or to be filed with the Securities and
Exchange Commission because they contain important information.  Such documents may be obtained without charge at the Securities and
Exchange Commission's website at www.sec.gov.  Once available, the base prospectus and prospectus supplement may be obtained without charge by contacting  Deutsche  Bank  Securities  Inc.  ("DBSI") toll free at  1-800-503-4611.  This free writing  prospectus is not required  to contain  all  information  that is  required  to be  included  in the base  prospectus  and the  prospectus  supplement
(collectively,  the  "Prospectus").  The information in this free writing  prospectus is preliminary  and is subject to change.  The information in this free writing prospectus,  if conveyed prior to the time of your commitment to purchase,  supersedes  information contained in any prior similar free writing prospectus relating to these securities. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted. You should consult your own counsel,  accountant, and other advisors as to the legal, tax, business,  financial and related aspects of a purchase of these securities.

The attached  information  contains certain tables and other statistical  analyses (the  "Computational  Materials") which have been prepared  by DBSI in reliance  upon  information  furnished  by the  Depositor.  Numerous  assumptions  were used in  preparing  the
Computational  Materials that may or may not be reflected herein. As such, no assurance can be given as to whether the Computational
Materials and/or the assumptions  upon which they are based reflect present market  conditions or future market  performance.  These
Computational  Materials  should not be construed as either  projections or predictions  or as legal,  tax,  financial or accounting advice.  Any weighted  average  lives,  yields and  principal  payment  periods  shown in the  Computational  Materials are based on prepayment  assumptions,  and changes in such prepayment assumptions may dramatically affect such weighted average lives, yields and principal  payment  periods.  In addition,  it is possible that  prepayments on the underlying  assets will occur at rates slower or faster than the rates shown in the attached  Computational  Materials.  Furthermore,  unless otherwise  provided,  the Computational
Materials assume no losses on the underlying assets and no interest shortfalls.  The specific  characteristics of the securities may differ from those shown in the Computational Materials by a permitted variance of +/- 5% prior to issuance.  Neither DBSI nor any of its affiliates makes any  representation  or warranty as to the actual rate or timing of payments on any of the underlying assets or the payments or yield on the securities.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities  referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such securities, when, as and if issued.  Any such indication of interest will not constitute a contractual  commitment by you to purchase any of the securities. You may withdraw your indication of interest at any time.

The asset-backed  securities referred to in this free writing prospectus are being offered when, as and if issued. Our obligation to sell securities to you is conditioned on the securities having the  characteristics  described in this free writing  prospectus.  If that  condition is not  satisfied,  we will notify you, and neither the issuing  entity nor DBSI will have any  obligation to you to deliver all or any portion of the securities  which you have committed to purchase,  and there will be no liability  between us as a consequence of the non-delivery.

An investor or potential investor in the certificates (and each employee,  representative,  or other agent of such person or entity)
may disclose to any and all persons,  without  limitation,  the tax treatment and tax  structure of the  transaction  (as defined in
United States Treasury Regulation Section 1.6011-4) and all related materials of any kind, including opinions or other tax analyses, that are provided to such person or entity.  However,  such person or entity may not disclose any other information relating to this transaction unless such information is related to such tax treatment and tax structure.

THIS  INFORMATION IS FURNISHED TO YOU SOLELY BY DBSI AND NOT BY THE ISSUING ENTITY OF THE SECURITIES OR ANY OF ITS AFFILIATES.  DBSI
IS ACTING AS UNDERWRITER AND NOT ACTING AS AGENT FOR THE ISSUER IN CONNECTION WITH THE PROPOSED TRANSACTION.

The depositor has filed a registration  statement  (including a prospectus) with the SEC for the offering to which this free writing prospectus  relates.  Before you invest,  you should read the  prospectus in that  registration  statement  and other  documents the depositor or the issuing entity has filed with the SEC for more complete information about the issuing entity and this offering. You may get these  documents for free by visiting  EDGAR on the SEC Web site at  www.sec.gov.  Alternatively,  the issuing  entity,  any underwriter  or any dealer  participating  in the  offering  will  arrange to send you the  prospectus  if you request it by calling
Deutsche Bank toll-free at 1-800-503-4611.  This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.  The information in this free writing prospectus is preliminary and is subject to change.  The  information in this free writing  prospectus,  if conveyed  prior to the time of your  commitment to purchase,  supersedes  information  contained in any prior similar free writing prospectus  relating to these securities.  THIS FREE
WRITING  PROSPECTUS  IS NOT AN OFFER TO SELL OR A  SOLICITATION  OF AN OFFER TO BUY THESE  SECURITIES IN ANY STATE WHERE SUCH OFFER,
SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

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MortgageIT Securities Corp.                                                                                     Deutsche Bank [LOGO]
Mortgage Loan Trust, Series 2007-1
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                                            FREE WRITING PROSPECTUS DATED: May [9], 2007
                                                     MortgageIT Securities Corp.
                                                 Mortgage Loan Trust, Series 2007-1
                                                   $[1,794,359,000] (Approximate)
                                         Subject to an aggregate permitted variance of +/-5%

                                           All Terms and Conditions are subject to change

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                                                                                         WAL (yrs)
                                                                        Assumed Legal       to
  Class         Approximate                                                 Final        Pricing                           Expected
                Size(1) ($)                Collateral Type               Maturity(2)       Speed    Pass-Through Rate      Ratings
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   A-1           $[610,861,000]      ARM, Hybrid ARM & Fixed Rate       June 25, 2047     [0.79]     LIBOR + [ ]%(3)      [AAA/Aaa]
   A-2            [305,430,000]      ARM, Hybrid ARM & Fixed Rate       June 25, 2047     [2.25]     LIBOR + [ ]%(3)      [AAA/Aaa]
   A-3            [305,430,000]      ARM, Hybrid ARM & Fixed Rate       June 25, 2047     [4.02]     LIBOR + [ ]%(3)      [AAA/Aaa]
   A-4            [305,431,000]      ARM, Hybrid ARM & Fixed Rate       June 25, 2047     [7.15]     LIBOR + [ ]%(3)      [AAA/Aaa]
   A-5            [169,683,000]      ARM, Hybrid ARM & Fixed Rate       June 25, 2047     [3.00]     LIBOR + [ ]%(3)      [AAA/Aaa]
   M-1             [31,607,000]      ARM, Hybrid ARM & Fixed Rate       June 25, 2047     [5.21]     LIBOR + [ ]%(4)      [AA+/Aa1]
   M-2             [15,352,000]      ARM, Hybrid ARM & Fixed Rate       June 25, 2047     [5.21]     LIBOR + [ ]%(4)       [AA/Aa2]
   M-3             [10,836,000]      ARM, Hybrid ARM & Fixed Rate       June 25, 2047     [5.21]     LIBOR + [ ]%(4)       [AA/Aa3]
   M-4              [8,128,000]      ARM, Hybrid ARM & Fixed Rate       June 25, 2047     [5.21]     LIBOR + [ ]%(4)       [AA/A1]
   M-5              [6,321,000]      ARM, Hybrid ARM & Fixed Rate       June 25, 2047     [5.21]     LIBOR + [ ]%(4)       [AA/A2]
   M-6              [6,321,000]      ARM, Hybrid ARM & Fixed Rate       June 25, 2047     [5.13]     LIBOR + [ ]%(4)       [AA-/A3]
   M-7              [6,322,000]      ARM, Hybrid ARM & Fixed Rate       June 25, 2047     [4.91]     LIBOR + [ ]%(4)      [A+/Baa1]
   M-8              [6,321,000]      ARM, Hybrid ARM & Fixed Rate       June 25, 2047     [4.51]     LIBOR + [ ]%(4)      [A-/Baa2]
   M-9              [6,316,000]      ARM, Hybrid ARM & Fixed Rate       June 25, 2047     [3.58]     LIBOR + [ ]%(4)      [BBB/Baa3]
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   Total
  Offered       $[1,794,359,000]
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(1) The Structure is preliminary and subject to change. The aggregate variance on the bond sizes is + / - 5%.
(2) The assumed legal final maturity is subject to collateral and rating agency analysis.
(3) The Pass-Through Rates for the Class A-1, Class A-2, Class A-3, Class A-4, and Class A-5 Certificates will be variable rates equal to the least of (i) One-Month LIBOR plus their respective margins and (ii) the Net WAC Pass-Through Rate. The Class A-1, Class
A-2, Class A-3, Class A-4, and Class A-5Certificates will have the benefit of the Certificate Swap Agreement. If the Optional Call
is not exercised on the first possible date, the margins will increase to two times the original margins.
(4) The Pass-Through Rates for the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class
M-9 Certificates will be variable rates equal to the least of (i) One-Month LIBOR plus the respective margins and (ii) the Net WAC
Pass-Through Rate. These Certificates will have the benefit of the Certificate Swap Agreement as further described below. If the
Optional Call is not exercised on the first possible date, the margins will increase to 1.5 times the original margins.
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The depositor has filed a registration  statement  (including a prospectus) with the SEC for the offering to which this free writing prospectus  relates.  Before you invest,  you should read the  prospectus in that  registration  statement  and other  documents the depositor or the issuing entity has filed with the SEC for more complete information about the issuing entity and this offering. You may get these  documents for free by visiting  EDGAR on the SEC Web site at  www.sec.gov.  Alternatively,  the issuing  entity,  any underwriter  or any dealer  participating  in the  offering  will  arrange to send you the  prospectus  if you request it by calling
Deutsche Bank toll-free at 1-800-503-4611.  This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.  The information in this free writing prospectus is preliminary and is subject to change.  The  information in this free writing  prospectus,  if conveyed  prior to the time of your  commitment to purchase,  supersedes  information  contained in any prior similar free writing prospectus  relating to these securities.  THIS FREE
WRITING  PROSPECTUS  IS NOT AN OFFER TO SELL OR A  SOLICITATION  OF AN OFFER TO BUY THESE  SECURITIES IN ANY STATE WHERE SUCH OFFER,
SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

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MortgageIT Securities Corp.                                                                                     Deutsche Bank [LOGO]
Mortgage Loan Trust, Series 2007-1
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                                                         Transaction Overview
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Certificates:                              The Class A-1, Class A-2, Class A-3, Class A-4, and Class A-5 Certificates  (the "Class A
                                           Certificates"  and the "Senior  Certificates")  and the Class M-1,  Class M-2, Class M-3,
                                           Class M-4, Class M-5, Class M-6,  Class M-7, Class M-8, and Class M-9  Certificates  (the
                                           "Class M Certificates" and the "Subordinate Certificates").  Additionally, the trust will issue the Class CE, the Class P and the Class R Certificates.

Offered Certificates:                      The Senior Certificates and Subordinate Certificates.

Pricing Speed:                             25% CPR.

Depositor:                                 MortgageIT Securities Corp.

Master Servicer and Securities
Administrator:                             Wells Fargo Bank, N.A.

Servicer:                                  Wells Fargo Bank, N.A. ("Wells Fargo"). See Exhibit A to this Free Writing Prospectus for a description of Wells Fargo as a servicer.

Originator:                                MortgageIT,  Inc  ("MortgageIT").  See Exhibit B to this Free  Writing  Prospectus  for a description of MortgageIT as an originator.

Trustee:                                   HSBC Bank USA, National Association

Certificate Swap Provider:                 Deutsche Bank AG, New York Branch.

Credit Risk Manager:                       Clayton Fixed Income Services Inc.

Cut-off Date:                              May 1, 2007.

Pricing Date:                              Week of May [14], 2007.

Closing Date:                              May 31, 2007.

Legal Structure:                           REMIC.

Optional Call:                             10% Cleanup Call, exercisable by the Master Servicer.

Distribution Dates:                        25th of each month, or next business day, commencing in June 2007.

Interest Accrual Period:                   The  interest  accrual  period  with  respect  to the  Offered  Certificates  and a given
                                           Distribution Date will be the period beginning with the previous Distribution Date (or in the case of the first Distribution Date, the Closing Date) and ending on the day prior to such Distribution Date (calculated on an actual/360 day basis).

Settlement:                                The price to be paid for the Offered Certificates will not include accrued interest.

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The depositor has filed a registration  statement  (including a prospectus) with the SEC for the offering to which this free writing prospectus  relates.  Before you invest,  you should read the  prospectus in that  registration  statement  and other  documents the depositor or the issuing entity has filed with the SEC for more complete information about the issuing entity and this offering. You may get these  documents for free by visiting  EDGAR on the SEC Web site at  www.sec.gov.  Alternatively,  the issuing  entity,  any underwriter  or any dealer  participating  in the  offering  will  arrange to send you the  prospectus  if you request it by calling
Deutsche Bank toll-free at 1-800-503-4611.  This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.  The information in this free writing prospectus is preliminary and is subject to change.  The  information in this free writing  prospectus,  if conveyed  prior to the time of your  commitment to purchase,  supersedes  information  contained in any prior similar free writing prospectus  relating to these securities.  THIS FREE
WRITING  PROSPECTUS  IS NOT AN OFFER TO SELL OR A  SOLICITATION  OF AN OFFER TO BUY THESE  SECURITIES IN ANY STATE WHERE SUCH OFFER,
SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

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MortgageIT Securities Corp.                                                                                     Deutsche Bank [LOGO]
Mortgage Loan Trust, Series 2007-1
------------------------------------------------------------------------------------------------------------------------------------

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                                                        Transaction Overview
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ERISA:                                     The Offered  Certificates  are  expected to be eligible for purchase by or with assets of employee  benefit plans subject to Title I of ERISA or section 4975 of the Code,  subject to certain conditions.  Prior to the termination of the Supplemental Interest Trust which holds the Certificate  Swap Agreement,  the offered  certificates  may not be acquired or held by a person investing  assets of any such plan investor,  unless such acquisition or holding is  eligible  for the  exemptive  relief  under an  administrative  or  statutory exemption.  Prospective investors should consult legal counsel as to whether the purchase and holding of the Offered  Certificates  could give rise to a transaction  prohibited or not otherwise  permissible under ERISA, the Internal Revenue Code of 1986, as amended, or other similar laws.

SMMEA:                                     The  senior  certificates  and  the  Class  M-1,  Class  M-2,  Class  M-3 and  Class  M-4
                                           certificates will constitute  "mortgage related  securities" for purposes of SMMEA for so long as such  certificates  are  rated in one of the two  highest  rating  categories  by
                                           Moody's  and  Standard  & Poor's or  another  nationally  recognized  statistical  rating organization.  Investors  should consult legal counsel in determining the extent to which the Offered Certificates constitute legal investments for them.
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The depositor has filed a registration  statement  (including a prospectus) with the SEC for the offering to which this free writing prospectus  relates.  Before you invest,  you should read the  prospectus in that  registration  statement  and other  documents the depositor or the issuing entity has filed with the SEC for more complete information about the issuing entity and this offering. You may get these  documents for free by visiting  EDGAR on the SEC Web site at  www.sec.gov.  Alternatively,  the issuing  entity,  any underwriter  or any dealer  participating  in the  offering  will  arrange to send you the  prospectus  if you request it by calling
Deutsche Bank toll-free at 1-800-503-4611.  This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.  The information in this free writing prospectus is preliminary and is subject to change.  The  information in this free writing  prospectus,  if conveyed  prior to the time of your  commitment to purchase,  supersedes  information  contained in any prior similar free writing prospectus  relating to these securities.  THIS FREE
WRITING  PROSPECTUS  IS NOT AN OFFER TO SELL OR A  SOLICITATION  OF AN OFFER TO BUY THESE  SECURITIES IN ANY STATE WHERE SUCH OFFER,
SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

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MortgageIT Securities Corp.                                                                                     Deutsche Bank [LOGO]
Mortgage Loan Trust, Series 2007-1
------------------------------------------------------------------------------------------------------------------------------------

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                                                        Transaction Overview
------------------------------------------------------------------------------------------------------------------------------------
Credit Enhancement:                        Credit  Enhancement  for the Offered  Certificates  will be provided by excess  interest, overcollateralization, and subordination (see "Allocation of Losses" below).

Collateral:                                All of the Mortgage Loans are secured by first liens.

                                           The Mortgage  Loans will consist of fixed  [40.76]% and  adjustable  rate One-Year  LIBOR
                                           [12.99]%,  Six-Month LIBOR [45.66]% and One-Year CMT [0.58]%  indexed  mortgage loans (in each case, by aggregate  principal  balance of the Mortgage Loans as of the Cut-off Date)
                                           with an expected aggregate principal balance of approximately  $[1,806,104,128] as of the
                                           Cut-off Date.  All of the adjustable  rate Mortgage  Loans have initial rate  adjustments occurring six months after the date of origination  ("ARMs") or three, five, seven or ten years  after the date of  origination  ("Hybrid  ARMs").  Approximately  [71.16]%  of the
                                           Mortgage  Loans (by aggregate  principal  balance of the Mortgage Loans as of the Cut-off
                                           Date) allow for payments of interest only for a three, five, seven or ten year fixed term set forth in the related  mortgage  note.  After such  interest  only  period,  each such
                                           Mortgage Loan will fully amortize over its remaining  term.  The remaining  approximately
                                           [28.84]% of the Mortgage  Loans, by aggregate  principal  balance as of the Cut-off Date, fully  amortize  over  their  original  terms  (generally  30 to  40  years).

                                           NOTE: The information related to the Mortgage Loans described herein reflects preliminary information.  It is expected that on or prior to the Closing  Date,  certain loans may be prepaid or otherwise  removed  from the pool of Mortgage  Loans and  additional  mortgage loans may be added to the pool of  Mortgage  Loans.  The  characteristics  of the pool of mortgage loans may vary from those reflected herein and the aggregate  principal  balance of the  Mortgage  Loans as of the  Closing  Date  may be  greater  than or less  than the aggregate  principal  balance  of  the  Mortgage  Loans  presented  herein  by up to  5%.
                                           Consequently, the initial principal balance of the Offered Certificates may vary up to 5%
                                           from the amounts shown herein.

Advances:                                  The Servicer  will  collect  monthly  payments of principal  and interest on the Mortgage
                                           Loans and will be obligated to make advances of delinquent monthly principal and interest payments.  The  Servicer is  required to advance  delinquent  payments of  principal  and interest on the Mortgage Loans only to the extent such amounts are deemed  recoverable by the Servicer. If the Servicer fails to make any such advance, the Trustee, or a successor servicer  appointed by the Trustee will be required to do so subject to its determination of  recoverability.  The Servicer and the Trustee (or any successor servicer appointed by the  Trustee) are entitled to be  reimbursed  for these  advances,  and  therefore  these advances are not a form of credit enhancement.

Compensating Interest:                     The Servicer  will be required  each month to cover  interest  shortfalls  as a result of voluntary prepayments on Mortgage Loans generally up to the monthly Servicing Fee payable to the  Servicer.  If the  Servicer  fails to make  any  required  Compensating  Interest payment,  the Master Servicer will be required to do so for such  Distribution Date up to the compensation payable to the Master Servicer.
------------------------------------------------------------------------------------------------------------------------------------

The depositor has filed a registration  statement  (including a prospectus) with the SEC for the offering to which this free writing prospectus  relates.  Before you invest,  you should read the  prospectus in that  registration  statement  and other  documents the depositor or the issuing entity has filed with the SEC for more complete information about the issuing entity and this offering. You may get these  documents for free by visiting  EDGAR on the SEC Web site at  www.sec.gov.  Alternatively,  the issuing  entity,  any underwriter  or any dealer  participating  in the  offering  will  arrange to send you the  prospectus  if you request it by calling
Deutsche Bank toll-free at 1-800-503-4611.  This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.  The information in this free writing prospectus is preliminary and is subject to change.  The  information in this free writing  prospectus,  if conveyed  prior to the time of your  commitment to purchase,  supersedes  information  contained in any prior similar free writing prospectus  relating to these securities.  THIS FREE
WRITING  PROSPECTUS  IS NOT AN OFFER TO SELL OR A  SOLICITATION  OF AN OFFER TO BUY THESE  SECURITIES IN ANY STATE WHERE SUCH OFFER,
SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

------------------------------------------------------------------------------------------------------------------------------------
MortgageIT Securities Corp.                                                                                     Deutsche Bank [LOGO]
Mortgage Loan Trust, Series 2007-1
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                        Transaction Overview
------------------------------------------------------------------------------------------------------------------------------------
Administration Fee                         The  Administration  Fee Rate with respect to each Mortgage Loan will be equal to the sum
Rate:                                      of (i) the servicing fee rate, (ii) the master servicing fee rate, if any, (iii) the rate at which the fee payable to the Credit Risk  Manager is  calculated  and (iv) the rate at which the premium payable in connection with any lender paid primary  mortgage  insurance policy is calculated, if applicable.

Administration Fee:                        The Administration Fee with respect to each Mortgage Loan and any Distribution Date, will be  equal to the  product  of  one-twelfth  of (x) the  Administration  Fee Rate for such
                                           Mortgage Loan  multiplied  by (y) the  principal  balance of that Mortgage Loan as of the last day of the immediately  preceding due period (or as of the Initial Cut-off Date with respect to the first  Distribution  Date),  after giving effect to principal  prepayments received during the related prepayment period.

Net Mortgage Rate                          The Net Mortgage Rate for each Mortgage Loan will be equal to the mortgage  interest rate thereon less the Administration Fee Rate.

Net WAC Pass-Through                       The Net WAC Pass-Through Rate for any Distribution Date and the Offered Certificates is a
Rate:                                      rate per annum equal to a fraction, expressed as a percentage, (x) the numerator of which is the  product of (A) 12 and (B) the amount of  interest  that  accrued on the  Mortgage
                                           Loans in the prior  calendar  month minus (i) the aggregate  Administration  Fee for each
                                           Mortgage Loan and (ii) the sum of any Net Swap Payment and Swap Termination  Payment owed to the Certificate Swap Provider under the Certificate  Swap Agreement,  in each case for such  Distribution  Date,  and (y) the  denominator  of which is the aggregate  principal balance of the Mortgage Loans as of the last day of the immediately  preceding due period
                                           (or as of the Cut-off Date with  respect to the first  Distribution  Date),  after giving effect to principal prepayments received during the related prepayment period, subject to adjustment based on the actual number of days elapsed.
------------------------------------------------------------------------------------------------------------------------------------

The depositor has filed a registration  statement  (including a prospectus) with the SEC for the offering to which this free writing prospectus  relates.  Before you invest,  you should read the  prospectus in that  registration  statement  and other  documents the depositor or the issuing entity has filed with the SEC for more complete information about the issuing entity and this offering. You may get these  documents for free by visiting  EDGAR on the SEC Web site at  www.sec.gov.  Alternatively,  the issuing  entity,  any underwriter  or any dealer  participating  in the  offering  will  arrange to send you the  prospectus  if you request it by calling
Deutsche Bank toll-free at 1-800-503-4611.  This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.  The information in this free writing prospectus is preliminary and is subject to change.  The  information in this free writing  prospectus,  if conveyed  prior to the time of your  commitment to purchase,  supersedes  information  contained in any prior similar free writing prospectus  relating to these securities.  THIS FREE
WRITING  PROSPECTUS  IS NOT AN OFFER TO SELL OR A  SOLICITATION  OF AN OFFER TO BUY THESE  SECURITIES IN ANY STATE WHERE SUCH OFFER,
SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

------------------------------------------------------------------------------------------------------------------------------------
MortgageIT Securities Corp.                                                                                     Deutsche Bank [LOGO]
Mortgage Loan Trust, Series 2007-1
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                         Transaction Overview
------------------------------------------------------------------------------------------------------------------------------------
Certificate Swap                           On the Closing Date, the Trustee on behalf of a trust (the "Supplemental Interest Trust")
Agreement:                                 will enter into a Swap Agreement (the  "Certificate Swap Agreement") with the Certificate
                                           Swap Provider with an initial notional amount of $[1,799,812,967.21]. On any Distribution
                                           Date (A) before  and  including  the  Distribution  Date in [May  2012],  the  Securities
                                           Administrator  acting on behalf of the  Supplemental  Interest Trust will be obligated to pay the Certificate Swap Provider an amount equal to the product of (i) [5.07]% per annum and (ii) the notional amount as set forth in the Certificate  Swap Agreement based upon a
                                           30/360 day count  convention  and the  Supplemental  Interest  Trust will be  entitled to receive an amount  equal to the  product  of (i)  one-month  LIBOR and (ii) the  notional amount as set forth in the Certificate  Swap Agreement from the Certificate Swap Provider based on an actual/360 day count and (B) on any Distribution  Date after the Distribution
                                           Date in [May 2012],  the Securities  Administrator  acting on behalf of the  Supplemental
                                           Interest Trust will be obligated to pay the Certificate  Swap Provider an amount equal to the product of (i) [5.07]%  per annum and (ii) the lesser of (a) the  notional  amount as set forth in the Certificate  Swap Agreement based upon a 30/360 day count convention and
                                           (b) the aggregate principal balance of the fixed rate Mortgage Loans on such Distribution
                                           Date and the  Supplemental  Interest Trust will be entitled to receive an amount equal to the product of (i) one-month  LIBOR and (ii) the lesser of (a) the notional amount as set forth in the Certificate  Swap Agreement from the  Certificate  Swap Provider based on an actual/360 day count and (b) the aggregate  principal  balance of the fixed rate Mortgage
                                           Loans on such Distribution Date, until the Certificate Swap Agreement is terminated. Only the net amount of the two  obligations  will be paid by the  appropriate  party (the "Net
                                           Swap Payment"). See the attached Preliminary Certificate Swap Schedule.

                                           Any Net Swap Payments  received under the Certificate Swap Agreement will be deposited in an account (the "Certificate Swap Account") in the Supplemental  Interest Trust, and will be paid as follows:

                                     1.    To pay any Net Swap  Payment  or any  Swap  Termination  Payment  (not  caused  by a Swap
                                           Provider  Trigger  Event (as  defined in the  Certificate  Swap  Agreement))  owed to the
                                           Certificate Swap Provider.

                                     2.    To pay any unpaid  interest  on the Senior  Certificates  including  any  accrued  unpaid interest from a prior  Distribution Date, on a pro rata basis, and then to pay any unpaid interest  including  any accrued  unpaid  interest from prior  Distribution  Dates to the
                                           Subordinate Certificates, sequentially.

                                     3.    To pay any principal to the Offered Certificates in accordance with the principal payment provisions  described in clause (4) under the heading "Cashflow  Description" below in an amount necessary to restore or maintain the Required Overcollateralization Amount.*

                                     4.    To pay the allocated  Realized Losses,  in the following order:  first, to the Class A-1,
                                           Class A-2, Class A-3 and Class A-4 Certificates, on a pro rata basis, based on the amount of allocated  Realized Losses with respect to each such class,  second,  to the Class A-5
                                           Certificates, and third, to the Subordinate Certificates, on a sequential basis.*

                                     5.    To pay any unpaid Net WAC Rate Carryover  Amounts first, to the Senior  Certificates on a pro-rata  basis ,  based  on the  entitlement  of each  such  class  and  second,  to the
                                           Subordinate Certificates on a sequential basis.

                                     6.    To pay any Swap Termination  Payment (caused by a Certificate Swap Provider Trigger Event under the Certificate Swap Agreement) owed to the Certificate Swap Provider.

                                     7.    To pay any remaining amount to the Class CE Certificates.

                                           * Notwithstanding  the foregoing,  the cumulative amount paid pursuant to clauses 3 and 4 shall at no time be permitted to exceed the cumulative amount of realized losses incurred on the Mortgage Loans from and after the Cut-Off Date.

                                           Upon early  termination  of either  swap  agreement  for  various  events of default  and termination events specified in the Certificate Swap Agreement, the Supplemental Interest
                                           Trust or the Certificate  Swap Provider may be liable to make a termination  payment (the
                                           "Swap  Termination  Payment")  to the other party  (regardless  of which party caused the termination).  The Swap  Termination  Payment  will be  computed in  accordance  with the procedures set forth in the Certificate Swap Agreement.  In the event that the Securities
                                           Administrator,  on behalf of the Supplemental  Interest Trust, is required to make a Swap
                                           Termination  Payment,  that payment will be paid on the related Distribution Date, and on any subsequent  Distribution Dates until paid in full, generally,  prior to distributions to Certificateholders.
------------------------------------------------------------------------------------------------------------------------------------

The depositor has filed a registration  statement  (including a prospectus) with the SEC for the offering to which this free writing prospectus  relates.  Before you invest,  you should read the  prospectus in that  registration  statement  and other  documents the depositor or the issuing entity has filed with the SEC for more complete information about the issuing entity and this offering. You may get these  documents for free by visiting  EDGAR on the SEC Web site at  www.sec.gov.  Alternatively,  the issuing  entity,  any underwriter  or any dealer  participating  in the  offering  will  arrange to send you the  prospectus  if you request it by calling
Deutsche Bank toll-free at 1-800-503-4611.  This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.  The information in this free writing prospectus is preliminary and is subject to change.  The  information in this free writing  prospectus,  if conveyed  prior to the time of your  commitment to purchase,  supersedes  information  contained in any prior similar free writing prospectus  relating to these securities.  THIS FREE
WRITING  PROSPECTUS  IS NOT AN OFFER TO SELL OR A  SOLICITATION  OF AN OFFER TO BUY THESE  SECURITIES IN ANY STATE WHERE SUCH OFFER,
SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

------------------------------------------------------------------------------------------------------------------------------------
MortgageIT Securities Corp.                                                                                     Deutsche Bank [LOGO]
Mortgage Loan Trust, Series 2007-1
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                    Transaction Overview (Cont.)
------------------------------------------------------------------------------------------------------------------------------------
Principal Distribution                     The Principal  Distribution  Amount for any Distribution  Date will generally be equal to
Amount:                                    the sum of (i) all monthly  payments of principal due on each Mortgage Loan (other than a
                                           Liquidated  Mortgage  Loan) on the related due date,  (ii) the  principal  portion of the purchase  price of each Mortgage  Loan that was  repurchased  by the Sponsor,  the master servicer or another  person  pursuant to the pooling and  servicing  agreement as of such
                                           Distribution  Date,  (iii) any insurance  proceeds or liquidation  proceeds  allocable to recoveries of principal of the Mortgage Loans that are not yet Liquidated  Mortgage Loans received  during the calendar month  preceding the month of the  Distribution  Date, (iv)
                                           with  respect to each  Mortgage  Loan that became a Liquidated  Mortgage  Loan during the calendar  month  preceding  the  month  of  the  Distribution  Date,  the  amount  of the liquidation  proceeds allocable to principal received with respect to that Mortgage Loan,
                                           (v) all partial  and full  principal  prepayments  by  borrowers  on the  Mortgage  Loans received during the related prepayment period, (vi) any subsequent recoveries relating to
                                           Mortgage Loans received during the calendar month preceding the month of the Distribution and (vii) the principal  portion of any amounts  received in connection with the optional termination of the trust.

Senior Principal                           For any  Distribution  Date will  equal the  excess  of:  (1) the  aggregate  Certificate
Distribution Amount:                       Principal Balance of the Senior Certificates immediately prior to such Distribution Date, over (2) the lesser of (A) the  product of (i)  [87.90]% on any  Distribution  Date on or after the Stepdown Date and (ii) the aggregate Stated  Principal  Balance of the Mortgage
                                           Loans as of the due date in the month of that  Distribution  Date (after giving effect to unscheduled  principal collections received in the related prepayment period) and (B) the aggregate Stated Principal  Balance of the Mortgage Loans as of the due date in the month of that  Distribution  Date (after giving  effect to  unscheduled  principal  collections received in the related prepayment period) minus the OC Floor.

Subordinate Principal                      For any class of  Subordinate  Certificates  and any  Distribution  Date,  will equal the
Distribution Amount                        excess of: (1) the sum of: (a) the aggregate  Certificate Principal Balance of the Senior
                                           Certificates  (after  taking  into  account  the  distribution  of the  Senior  Principal
                                           Distribution Amount for such Distribution Date), (b) the aggregate  Certificate Principal
                                           Balance of any class(es) of Subordinate Certificates that are senior to the subject class
                                           (in each case, after taking into account the  distribution of the applicable  Subordinate
                                           Principal   Distribution   Amount(s)  for  such  more  senior  class(es)  of  Subordinate
                                           Certificates for such  Distribution  Date), and (c) the Certificate  Principal Balance of
                                           such class of  Subordinate  Certificates  immediately  prior to the subject  Distribution
                                           Date,  over (2) the lesser of (a) the product of (x) 100% minus the  applicable  Stepdown
                                           Target  Subordination  Percentage for the subject class of Subordinate  Certificates  for that  Distribution  Date and (y) the aggregate Stated  Principal  Balance of the Mortgage
                                           Loans as of the due date in the month of that  Distribution  Date (after giving effect to unscheduled  principal collections received in the related prepayment period) and (b) the aggregate Stated Principal  Balance of the Mortgage Loans as of the due date in the month of that  Distribution  Date (after giving  effect to  unscheduled  principal  collections received in the related prepayment period) minus the OC Floor; provided, however, that if such class of  Subordinate  Certificates  is the only class of  Subordinate  Certificates outstanding on such Distribution  Date, that class will be entitled to receive the entire remaining  Principal  Distribution  Amount  until its  Certificate  Principal  Balance is reduced to zero.

Required                                   Overcollateralization  refers to the amount by which the aggregate  principal  balance of
Overcollateralization                      the Mortgage  Loans exceeds the aggregate  certificate  principal  balance of the Offered
Amount:                                    Certificates. This excess (the "Overcollateralization Amount") is intended to protect the certificateholders  against  shortfalls  in  payments on the  Offered  Certificates.  The
                                           Required  Overcollateralization Amount for the Offered Certificates,  which will be fully established  at issuance,  is anticipated  to be  approximately  [0.65]% of the aggregate stated principal balance of the Mortgage Loans as of the Cut-off Date. If, due to losses, the  Overcollateralization  Amount is reduced  below the  Required  Overcollateralization
                                           Amount,  excess  monthly  cashflow,  if any is  available,  will be  paid to the  Offered
                                           Certificates  then entitled to receive  distributions in respect of principal in order to reduce the  Certificate  Principal  Balance of such  Offered  Certificates  to the extent necessary to reach the Required Overcollateralization Amount.
------------------------------------------------------------------------------------------------------------------------------------

The depositor has filed a registration  statement  (including a prospectus) with the SEC for the offering to which this free writing prospectus  relates.  Before you invest,  you should read the  prospectus in that  registration  statement  and other  documents the depositor or the issuing entity has filed with the SEC for more complete information about the issuing entity and this offering. You may get these  documents for free by visiting  EDGAR on the SEC Web site at  www.sec.gov.  Alternatively,  the issuing  entity,  any underwriter  or any dealer  participating  in the  offering  will  arrange to send you the  prospectus  if you request it by calling
Deutsche Bank toll-free at 1-800-503-4611.  This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.  The information in this free writing prospectus is preliminary and is subject to change.  The  information in this free writing  prospectus,  if conveyed  prior to the time of your  commitment to purchase,  supersedes  information  contained in any prior similar free writing prospectus  relating to these securities.  THIS FREE
WRITING  PROSPECTUS  IS NOT AN OFFER TO SELL OR A  SOLICITATION  OF AN OFFER TO BUY THESE  SECURITIES IN ANY STATE WHERE SUCH OFFER,
SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

------------------------------------------------------------------------------------------------------------------------------------
MortgageIT Securities Corp.                                                                                     Deutsche Bank [LOGO]
Mortgage Loan Trust, Series 2007-1
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                    Transaction Overview (Cont.)
------------------------------------------------------------------------------------------------------------------------------------

Overcollateralization                      Overcollateralization  Increase Amount for any Distribution Date is the lesser of (i) the
Increase Amount:                           Net Monthly  Excess  Cashflow and (ii) the excess of the  Required  Overcollateralization
                                           Amount over the current Overcollateralization Amount.

Stepdown Date:                             The  earlier  of (i) the  first  Distribution  Date on which  the  Certificate  Principal
                                           Balances of the Senior Certificates have been reduced to zero and (ii) the later to occur of (x) the Distribution  Date occurring in June 2010 and (y) the first  Distribution Date on which the Credit Enhancement Percentage (calculated for this purpose only after taking into  account  distributions  of  principal  on the  Mortgage  Loans,  but  prior  to any distribution  of  principal  to the holders of the Senior  Certificates  and  Subordinate
                                           Certificates) is equal to or greater than [12.10]%.

OC Floor:                                  An amount  equal to [0.35]% of the  aggregate  Stated  Principal  Balance of the Mortgage
                                           Loans as of the Cut-off Date.

Credit Enhancement                         The Credit  Enhancement  Percentage for any class of Senior  Certificates  or Subordinate
Percentage:                                Certificates  and any  Distribution  Date is the percentage  obtained by dividing (x) the aggregate  Certificate  Principal Balance of the class or classes subordinate thereto and the  Overcollateralization  Amount by (y) the aggregate principal balance of the Mortgage
                                           Loans,  calculated after giving effect to scheduled  payments of principal due during the related due period,  to the extent received or advanced,  and unscheduled  collections of principal received during the related prepayment period and distribution of the Principal
                                           Distribution   Amount  to  the  holders  of  the  Senior   Certificates  and  Subordinate
                                           Certificates then entitled to distributions of principal on such Distribution Date.

       Class            Two of Three Rating Agencies          Initial CE %                      CE % On/After Stepdown Date
       -----            ----------------------------          ------------                      ---------------------------
                                                                                    (the "Stepdown Target Subordination Percentage")
                                                                                    ------------------------------------------------
      Senior                     [AAA/Aaa]                       [6.05]%                           2.00 x Initial CE %
        M-1                      [AA+/Aa1]                       [4.30]%                           2.00 x Initial CE %
        M-2                       [AA/Aa2]                       [3.45]%                           2.00 x Initial CE %
        M-3                       [AA/Aa3]                       [2.85]%                           2.00 x Initial CE %
        M-4                       [AA/A1]                        [2.40]%                           2.00 x Initial CE %
        M-5                       [AA/A2]                        [2.05]%                           2.00 x Initial CE %
        M-6                       [AA-/A3]                       [1.70]%                           2.00 x Initial CE %
        M-7                      [A+/Baa1]                       [1.35]%                           2.00 x Initial CE %
        M-8                      [A-/Baa2]                       [1.00]%                           2.00 x Initial CE %
        M-9                      [BBB/Baa3]                      [0.65]%                           2.00 x Initial CE %

Trigger Event:                             If either a Delinquency Trigger Event or a Cumulative Loss Trigger Event exists.

Delinquency Trigger                        With respect to a  Distribution  Date on or after the Stepdown Date, if the Rolling Sixty
Event:                                     Day Delinquency Rate for the outstanding  Mortgage Loans equals or exceeds the product of
                                           [    ]% and the Credit Enhancement Percentage, then a Delinquency Trigger Event exists.

Cumulative Loss Trigger                    With respect to any  Distribution  Date on or after the Stepdown  Date,  if the aggregate
Event:                                     amount of Realized  Losses on the Mortgage Loans from (and including) the Cut-off Date to
                                           (and  including)  the related due date  (reduced by the  aggregate  amount of  subsequent recoveries  received from the Cut-off Date through the prepayment  period related to that due date) divided by the  aggregate  Scheduled  Principal  Balance as of the Cut-off Date
                                           exceeds the applicable  percentage,  for such Distribution  Date, of the aggregate Stated
                                           Principal  Balance of the  Mortgage  Loans,  as set forth below,  then a Cumulative  Loss
                                           Trigger Event will exist:

                                    Distribution Date Occurring in                                    Percentage
                                    ------------------------------                                    ----------
                             June 2009 to May 2010                           [   ]%, plus 1/12th of [   ]% for each month thereafter
                             June 2010 to May 2011                           [   ]%, plus 1/12th of [   ]% for each month thereafter
                             June 2011 to May 2012                           [   ]%, plus 1/12th of [   ]% for each month thereafter
                             June 2012 to May 2013                           [   ]%, plus 1/12th of [   ]% for each month thereafter
                             June 2013 and thereafter                        [   ]%
------------------------------------------------------------------------------------------------------------------------------------

The depositor has filed a registration  statement  (including a prospectus) with the SEC for the offering to which this free writing prospectus  relates.  Before you invest,  you should read the  prospectus in that  registration  statement  and other  documents the depositor or the issuing entity has filed with the SEC for more complete information about the issuing entity and this offering. You may get these  documents for free by visiting  EDGAR on the SEC Web site at  www.sec.gov.  Alternatively,  the issuing  entity,  any underwriter  or any dealer  participating  in the  offering  will  arrange to send you the  prospectus  if you request it by calling
Deutsche Bank toll-free at 1-800-503-4611.  This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.  The information in this free writing prospectus is preliminary and is subject to change.  The  information in this free writing  prospectus,  if conveyed  prior to the time of your  commitment to purchase,  supersedes  information  contained in any prior similar free writing prospectus  relating to these securities.  THIS FREE
WRITING  PROSPECTUS  IS NOT AN OFFER TO SELL OR A  SOLICITATION  OF AN OFFER TO BUY THESE  SECURITIES IN ANY STATE WHERE SUCH OFFER,
SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

------------------------------------------------------------------------------------------------------------------------------------
MortgageIT Securities Corp.                                                                                     Deutsche Bank [LOGO]
Mortgage Loan Trust, Series 2007-1
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                    Transaction Overview (Cont.)
------------------------------------------------------------------------------------------------------------------------------------

Cashflow Description:                      The payments to the Certificates to be made on each  Distribution  Date, to the extent of the  available  funds from the Mortgage  Loans will be made  according  to the  following priority:

                                     Available Funds:

                                           1.    Payments to the Supplemental Interest Trust to pay any Net Swap Payment or the Swap
                                                 Termination Payment not caused by a Certificate Swap Provider Trigger Event owed to the Certificate Swap Provider under the Certificate Swap Agreement.

                                           2.    Payments of interest, including accrued and unpaid interest and any unpaid interest shortfalls from prior Distribution Dates to the Class A Certificates, concurrently, on a pro rata basis based on their  respective  entitlements.  Accrued  interest on each class of Class A Certificates shall be calculated at a per annum rate equal to the  Pass-Through  Rate for such  class  multiplied  by the  Certificate  Principal
                                                 Balance of such class on such Distribution Date.

                                           3.    Payments of interest, including accrued and unpaid interest and any unpaid interest shortfalls from prior  Distribution  Dates sequentially to the Class M-1, Class M-2
                                                 Class M-3,  Class M-4,  Class M-5,  Class M-6,  Class M-7,  Class M-8 and Class M-9
                                                 Certificates,  in that  order.  Accrued  interest  on  each  class  of  Subordinate
                                                 Certificates shall be calculated at a per annum rate equal to the Pass-Through Rate for such class  multiplied by the  Certificate  Principal  Balance of such class on such Distribution Date.

                                           4.    (A) For each  Distribution  Date prior to the  Stepdown  Date or on which a Trigger
                                                 Event  is in  effect  in an  amount  up to  Principal  Distribution  Amount  in the following order:

                                                 i.    First, concurrently, (pro rata, with respect to clause (x) below based on the
                                                       Certificate Principal Balance of the Class A-5 Certificates, and with respect to clause (y) below based on the aggregate  Certificate  Principal Balance of the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates), as follows:

                                                      (x)   to the Class A-5 Certificates,  until its Certificate  Principal Balance is reduced to zero, and

                                                      (y)   sequentially,  to the  Class  A-1,  Class  A-2,  Class A-3 and Class A-4
                                                            Certificates  ,  in  that  order,  until  their  respective  Certificate
                                                            Principal Balances are reduced to zero;

                                                 ii.   Second, sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class
                                                       M-5,  Class M-6,  Class M-7,  Class M-8 and Class M-9  Certificates,  in that order, until their respective  Certificate  Principal Balances are reduced to zero.

                                                 (B) For each  Distribution  Date on or  after  the  Stepdown  Date and so long as a
                                                 Trigger  Event  is  not  in  effect,  in an  amount  up  to  the  Senior  Principal
                                                 Distribution Amount in the following order:

                                                 i.    First, concurrently, (pro rata, with respect to clause (x) below based on the
                                                       Certificate Principal Balance of the Class A-5 Certificates, and with respect to clause (y) below based on the aggregate  Certificate  Principal Balance of the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates as follows:

                                                      (x)   to the Class A-5 Certificates,  until its Certificate  Principal Balance is reduced to zero, and

                                                      (y)   sequentially,  to the  Class  A-1,  Class  A-2,  Class A-3 and Class A-4
                                                            Certificates, in that order until their respective Certificate Principal
                                                            Balances are reduced to zero;

                                                 ii.   Second, sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class
                                                       M-5,  Class M-6,  Class M-7,  Class M-8 and Class M-9  Certificates,  in that order, in an amount up to their respective Subordinate Principal Distribution
                                                       Amounts, until their respective Certificate Principal Balances are reduced to zero.
------------------------------------------------------------------------------------------------------------------------------------

The depositor has filed a registration  statement  (including a prospectus) with the SEC for the offering to which this free writing prospectus  relates.  Before you invest,  you should read the  prospectus in that  registration  statement  and other  documents the depositor or the issuing entity has filed with the SEC for more complete information about the issuing entity and this offering. You may get these  documents for free by visiting  EDGAR on the SEC Web site at  www.sec.gov.  Alternatively,  the issuing  entity,  any underwriter  or any dealer  participating  in the  offering  will  arrange to send you the  prospectus  if you request it by calling
Deutsche Bank toll-free at 1-800-503-4611.  This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.  The information in this free writing prospectus is preliminary and is subject to change.  The  information in this free writing  prospectus,  if conveyed  prior to the time of your  commitment to purchase,  supersedes  information  contained in any prior similar free writing prospectus  relating to these securities.  THIS FREE
WRITING  PROSPECTUS  IS NOT AN OFFER TO SELL OR A  SOLICITATION  OF AN OFFER TO BUY THESE  SECURITIES IN ANY STATE WHERE SUCH OFFER,
SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

------------------------------------------------------------------------------------------------------------------------------------
MortgageIT Securities Corp.                                                                                     Deutsche Bank [LOGO]
Mortgage Loan Trust, Series 2007-1
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                     Transaction Overview (Cont.)
------------------------------------------------------------------------------------------------------------------------------------
Cashflow description
(cont):                               Any Remaining Available Funds:

                                           1.    To the Certificates then entitled to receive  distributions in respect of principal in order to reduce the aggregate Certificate Principal Balance of such Certificates to the extent  necessary to restore or maintain the Required  Overcollateralization
                                                 Amount, in the order of priority described in clause (4) above.

                                           2.    To pay the allocated  Realized Losses in the following  order:  first, to the Class
                                                 A-1, Class A-2, Class A-3 and Class A-4 Certificates, on a pro rata basis, based on the amount of allocated  Realized Losses for each such class,  second, to the Class
                                                 A-5 Certificates third, to the Subordinate Certificates,  on a sequential basis, in each case after taking into account  distributions  of amounts  available  for this purpose under the Certificate Swap Agreement.

                                           3.    To pay the Net WAC Rate Carryover  Amount first,  to the Senior  Certificates  on a pro-rata  basis,  based on the  entitlement  of each such class and second,  to the
                                                 Subordinate  Certificates,  on a sequential  basis,  in each case after taking into account  distributions of amounts  available for this purpose under the Certificate
                                                 Swap Agreement .

                                           4.    To pay any Swap Termination  Payment due to the Certificate Swap Provider under the
                                                 Certificate  Swap  Agreement as a result of a  Certificate  Swap  Provider  Trigger
                                                 Event.

                                           5.    To pay any remaining  amount to the Class CE, Class P and Class R  Certificates  in
                                                 accordance with the pooling and servicing agreement.

Net WAC Rate Carryover                     With  respect  to any  Distribution  Date on which the  Pass-Through  Rate for a class of
Amount:                                    Offered  Certificates  is  limited  to the Net WAC  Pass-Through  Rate,  the Net WAC Rate
                                           Carryover  Amount for such  class is an amount  equal to the sum of (i) the excess of (x)
                                           the  amount  of  interest  such  class  would  have  been  entitled  to  receive  on such
                                           Distribution  Date if the Net WAC Pass-Through Rate had not been applicable to such class on such  Distribution  Date over (y) the amount of interest accrued on such  Distribution
                                           Date at the Net WAC Pass-Through Rate plus (ii) the related Net WAC Rate Carryover Amount for any previous  Distribution  Date not previously  distributed,  together with interest thereon at a rate equal to the related  Pass-Through  Rate for such class of certificates for the most recently  ended  Interest  Accrual  Period  determined  without  taking into account the Net WAC Pass-Through Rate.

Allocation of Losses:                      Realized  Losses on the  Mortgage  Loans will be  allocated  to the most junior  class of
                                           Subordinate Certificates outstanding beginning with the Class M-9 Certificates, until the
                                           Certificate  Principal  Balance of each class of the  Subordinate  Certificates  has been reduced to zero.

                                           Thereafter,  Realized Losses on the Mortgage Loans will be allocated  first, to the Class
                                           A-5 Certificates  until its Certificate  Principal  Balance has been reduced to zero, and second, to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates,  on a pro rata basis,  based on the  Certificate  Principal  Balance  of each such  class,  until  their respective Certificate Principal Balances have been reduced to zero.
------------------------------------------------------------------------------------------------------------------------------------

The depositor has filed a registration  statement  (including a prospectus) with the SEC for the offering to which this free writing prospectus  relates.  Before you invest,  you should read the  prospectus in that  registration  statement  and other  documents the depositor or the issuing entity has filed with the SEC for more complete information about the issuing entity and this offering. You may get these  documents for free by visiting  EDGAR on the SEC Web site at  www.sec.gov.  Alternatively,  the issuing  entity,  any underwriter  or any dealer  participating  in the  offering  will  arrange to send you the  prospectus  if you request it by calling
Deutsche Bank toll-free at 1-800-503-4611.  This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.  The information in this free writing prospectus is preliminary and is subject to change.  The  information in this free writing  prospectus,  if conveyed  prior to the time of your  commitment to purchase,  supersedes  information  contained in any prior similar free writing prospectus  relating to these securities.  THIS FREE
WRITING  PROSPECTUS  IS NOT AN OFFER TO SELL OR A  SOLICITATION  OF AN OFFER TO BUY THESE  SECURITIES IN ANY STATE WHERE SUCH OFFER,
SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

------------------------------------------------------------------------------------------------------------------------------------
MortgageIT Securities Corp.                                                                                     Deutsche Bank [LOGO]
Mortgage Loan Trust, Series 2007-1
------------------------------------------------------------------------------------------------------------------------------------

                                          Preliminary Certificate Swap Agreement Schedule*
------------------------------------------------------------------------------------------------------------------------------------
Distribution Date   Notional Schedule ($)   Distribution Date    Notional Schedule ($)    Distribution Date    Notional Schedule ($)

------------------------------------------------------------------------------------------------------------------------------------
     6/25/2007         1,799,812,967.21         7/25/2011           714,139,076.68           8/25/2015            119,248,457.21
     7/25/2007         1,790,612,999.20         8/25/2011           698,598,280.79           9/25/2015            116,941,516.83
     8/25/2007         1,779,399,175.85         9/25/2011           683,398,007.97           10/25/2015           114,678,484.60
     9/25/2007         1,766,174,329.03         10/25/2011          668,530,729.48           11/25/2015           112,458,533.59
     10/25/2007        1,750,949,131.84         11/25/2011          653,989,084.65           12/25/2015           110,280,852.34
     11/25/2007        1,733,742,292.26         12/25/2011          639,765,846.74           1/25/2016            108,144,644.57
     12/25/2007        1,714,580,697.52         1/25/2012           625,854,016.17           2/25/2016            106,049,128.88
     1/25/2008         1,693,499,505.58         2/25/2012           612,246,635.96           3/25/2016            103,993,538.50
     2/25/2008         1,670,542,180.09         3/25/2012           598,937,065.11           4/25/2016            101,977,121.00
     3/25/2008         1,645,760,465.82         4/25/2012           585,917,672.30           5/25/2016             99,999,138.04
     4/25/2008         1,620,588,871.52         5/25/2012           573,167,236.13           6/25/2016             98,058,865.07
     5/25/2008         1,595,043,573.22         6/25/2012           249,465,975.76           7/25/2016             96,155,591.13
     6/25/2008         1,569,142,178.87         7/25/2012           244,690,602.05           8/25/2016             94,288,618.53
     7/25/2008         1,542,903,669.44         8/25/2012           240,005,500.97           9/25/2016             92,457,262.68
     8/25/2008         1,516,348,334.81         9/25/2012           235,408,980.04           10/25/2016            90,660,851.78
     9/25/2008         1,489,497,704.77         10/25/2012          230,899,378.34           11/25/2016            88,898,726.60
     10/25/2008        1,462,374,475.33         11/25/2012          226,475,065.93           12/25/2016            87,170,240.27
     11/25/2008        1,435,002,430.54         12/25/2012          222,134,443.26           1/25/2017             85,474,600.33
     12/25/2008        1,407,406,360.15         1/25/2013           217,875,940.60           2/25/2017             83,811,346.45
     1/25/2009         1,379,611,973.49         2/25/2013           213,698,017.51           3/25/2017             82,179,748.81
     2/25/2009         1,351,645,809.72         3/25/2013           209,599,162.28           4/25/2017             80,578,253.33
     3/25/2009         1,323,535,145.00         4/25/2013           205,577,891.38           5/25/2017             78,943,580.33
     4/25/2009         1,295,307,896.83         5/25/2013           201,632,748.98
     5/25/2009         1,266,992,526.06         6/25/2013           197,762,306.40
     6/25/2009         1,239,301,065.69         7/25/2013           193,965,161.62
     7/25/2009         1,212,219,640.15         8/25/2013           190,239,938.77
     8/25/2009         1,185,734,685.39         9/25/2013           186,585,287.65
     9/25/2009         1,159,832,941.79         10/25/2013          182,999,883.29
     10/25/2009        1,134,501,447.31         11/25/2013          179,482,425.40
     11/25/2009        1,109,727,530.72         12/25/2013          176,031,638.00
     12/25/2009        1,085,498,805.05         1/25/2014           172,646,268.90
     1/25/2010         1,061,803,161.12         2/25/2014           169,325,089.31
     2/25/2010         1,038,628,236.41         3/25/2014           166,066,893.35
     3/25/2010         1,015,963,005.15         4/25/2014           162,870,497.69
     4/25/2010          993,796,233.26          5/25/2014           159,734,741.06
     5/25/2010          972,116,794.32          6/25/2014           156,658,483.89
     6/25/2010          950,914,144.83          7/25/2014           153,640,607.90
     7/25/2010          930,177,415.17          8/25/2014           150,680,015.69
     8/25/2010          909,896,272.60          9/25/2014           147,775,630.35
     9/25/2010          890,060,615.73          10/25/2014          144,926,395.08
     10/25/2010         870,660,569.31          11/25/2014          142,131,272.85
     11/25/2010         851,686,508.69          12/25/2014          139,389,245.97
     12/25/2010         833,128,964.65          1/25/2015           136,699,315.78
     1/25/2011          814,978,710.14          2/25/2015           134,060,502.30
     2/25/2011          797,226,735.96          3/25/2015           131,471,843.83
     3/25/2011          779,864,211.16          4/25/2015           128,932,396.66
     4/25/2011          762,882,513.97          5/25/2015           126,441,234.72
     5/25/2011          746,273,216.24          6/25/2015           123,997,449.23
     6/25/2011          730,028,096.30          7/25/2015           121,600,148.43
------------------------------------------------------------------------------------------------------------------------------------
*Subject to change based on information to be received prior to the Closing Date.

The depositor has filed a registration  statement  (including a prospectus) with the SEC for the offering to which this free writing prospectus  relates.  Before you invest,  you should read the  prospectus in that  registration  statement  and other  documents the depositor or the issuing entity has filed with the SEC for more complete information about the issuing entity and this offering. You may get these  documents for free by visiting  EDGAR on the SEC Web site at  www.sec.gov.  Alternatively,  the issuing  entity,  any underwriter  or any dealer  participating  in the  offering  will  arrange to send you the  prospectus  if you request it by calling
Deutsche Bank toll-free at 1-800-503-4611.  This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.  The information in this free writing prospectus is preliminary and is subject to change.  The  information in this free writing  prospectus,  if conveyed  prior to the time of your  commitment to purchase,  supersedes  information  contained in any prior similar free writing prospectus  relating to these securities.  THIS FREE
WRITING  PROSPECTUS  IS NOT AN OFFER TO SELL OR A  SOLICITATION  OF AN OFFER TO BUY THESE  SECURITIES IN ANY STATE WHERE SUCH OFFER,
SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

------------------------------------------------------------------------------------------------------------------------------------
MortgageIT Securities Corp.                                                                                     Deutsche Bank [LOGO]
Mortgage Loan Trust, Series 2007-1
------------------------------------------------------------------------------------------------------------------------------------

                                               FOR ADDITIONAL INFORMATION PLEASE CALL:

                  -----------------------------------------------------------------------------------------
                                                    Deutsche Bank Securities
                  -----------------------------------------------------------------------------------------

                      MBS Trading
                      -----------
                      Adam Yarnold                                   212-250-2669

                      MBS Banking
                      -----------
                      Susan Valenti                                  212-250-3455
                      Kathie Peng                                    212-250-7259

                      MBS Analytics
                      -------------
                      Alex Lee                                       212-250-7826
                      Fan Huang                                      212-250-5470
                      Unjoo Choi                                     212-250-5325
                  -----------------------------------------------------------------------------------------

The depositor has filed a registration  statement  (including a prospectus) with the SEC for the offering to which this free writing prospectus  relates.  Before you invest,  you should read the  prospectus in that  registration  statement  and other  documents the depositor or the issuing entity has filed with the SEC for more complete information about the issuing entity and this offering. You may get these  documents for free by visiting  EDGAR on the SEC Web site at  www.sec.gov.  Alternatively,  the issuing  entity,  any underwriter  or any dealer  participating  in the  offering  will  arrange to send you the  prospectus  if you request it by calling
Deutsche Bank toll-free at 1-800-503-4611.  This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.  The information in this free writing prospectus is preliminary and is subject to change.  The  information in this free writing  prospectus,  if conveyed  prior to the time of your  commitment to purchase,  supersedes  information  contained in any prior similar free writing prospectus  relating to these securities.  THIS FREE
WRITING  PROSPECTUS  IS NOT AN OFFER TO SELL OR A  SOLICITATION  OF AN OFFER TO BUY THESE  SECURITIES IN ANY STATE WHERE SUCH OFFER,
SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.